Exhibit 3.9

CERTIFICATE OF FORMATION
OF
GMAC INSTITUTIONAL ADVISORS LLC

This Certificate of Formation of GMAC INSTITUTIONAL ADVISORS LLC (“LLC”) has been duly executed and is being duly filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. Laws § 18-101, et. seq.).

FIRST: The name of the limited liability company is GMAC Institutional Advisors LLC”.

SECOND: The address of the registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington State of Delaware in the County of New Castle, 19801.

THIRD: The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, State of Delaware in the County of New Castle, 19801.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of this 2nd day of October, 2000.

/s/ Marisol G. Ejercito
Marisol G. Ejercito Authorized Person

CERTIFICATE OF LIMITED PARTNERSHIP
OF
GMAC INSTITUTIONAL ADVISORS LP

This Certificate of Limited Partnership of GMAC Institutional Advisors LP (the “Partnership”), dated as of December 31, 2005, is being duly executed and filed by GMACCM IA Holding LLC, being the sole general partner of the Partnership, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Art (6 Del. C. §§ 17-101, et. seq.).

1.         Name. The name of the limited partnership formed hereby is:

GMAC INSTITUTIONAL ADVISORS LP

2.         Registered Office. The registered office of the Partnership in the State of Delaware is located at the following address:

c/o The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
New Castle County
Wilmington, Delaware 19801

3.         Registered Agent. The name and address of the registered agent of the Partnership for service of process in the State of Delaware are as follows:

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
New Castle County
Wilmington, Delaware 19801

4.         General Partner. The name and business address of the sole general partner of the Partnership is as follows:

GMACCM IA Holding LLC
200 Witmer Road
Horsham, PA 19044

IN WITNESS WHEREOF, the undersigned sole General Partner of the Partnership has executed this Certificate of Limited Partnership as of the date first above written.

GMACCM IA Holding LLC

By:	/s/ Marisol E. Lauerman
Name: Marisol E. Lauerman
Title: Vice President, Assistant Secretary

CERTIFICATE OF CONVERSION
FROM A LIMITED LIABILITY COMPANY
TO A LIMITED PARTNERSHIP
PURSUANT TO SECTION 18-216 OF THE DELAWARE
LIMITED LIABILITY COMPANY ACT AND SECTION 17-217 OF THE
DELAWARE REVISED UNIFORM LIMITED PARTNERSHIP ACT

This Certificate of Conversion of GMAC Institutional Advisors LLC a Delaware limited liability company (the “Company”), dated as of December 23, 2005, is being duly executed and filed by an authorized person and the sole general partner of the limited partnership to convert the Company to GMAC Institutional Advisors L. P, a Delaware limited partnership (the “Partnership”).

1.                          The Company was first formed as a Delaware limited liability company on October 2, 2000 in the State of Delaware.

2.                          The name of the Company immediately prior to filing this Certificate of Conversion is GMAC Institutional Advisors LLC.

3.                          The name of the Partnership as set forth in its Certificate of Limited Partnership is GMAC Institutional Advisors LP.

4.                          The Conversion of the Company to the Partnership was approved in accordance with Section 17-217 of the Delaware Revised Uniform Limited Partnership Act and Section 18-216 of the Delaware Limited Liability Company Act.

5.                          This Certificate of Conversion shall be effective on December 31, 2005.

IN WITNESS WHEREOF, this Certificate of Conversion has been executed by an authorized person and the sole general partner, on the date and year first above written.

GMACCM IA Holding LLC, as Authorized Person and Sole General Partner

By:	/s/ Marisol E. Lauerman
Name: Marisol E. Lauerman Title: Assistant Secretary

STATE OF DELAWARE
AMENDMENT TO THE CERTIFICATE OF
LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is				GMAC Institutional Advisors LP

SECOND: Article	One	of the Certificate of Limited Partnership shall be amended as follows:
1. The name of the Limited Partnership is Capmark Investments LP

THIRD: The amendment is to become effective on April 10, 2006.

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate
of Limited Partnership on this		4th	day of	April	, A.D.	2006	.

By:	GMACCM IA HOLDING LLC
General Partner(x)

Name:	/s/ Michelle W. Vaughn
Print or Type
Michelle W. Vaughn, Senior Vice President